EXHIBIT 23.2


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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the reference to our firm under the captions "Experts" and "Change in Company's Certifying Accountant" and to the use of our report dated February 6, 1996, except for Note 9, as to which the date is February 22, 1996, in the Registration Statement (Form S-3) and related Prospectus of Cornerstone Realty Income Trust, Inc. for the registration of 4,545,454 shares of its common stock.


Richmond, Virginia                               /s/ Ernst & Young LLP
July 3, 1996